EXHIBIT 10.1

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CERTAIN INFORMATION (INDICATED BY “[***]”) HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE (I) SUCH INFORMATION IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

CONTRACT

“TAKE OR PAY”

By this instrument, the Parties:

POTÁSSIO DO BRASIL LTDA, limited liability company registered in the National Register of Legal Entities of the Ministry of Economy – CNPJ/ME under No. 10.971.768/0001-66, headquartered in the city of Manaus, State of Amazonas, at Rua Rio Içá, No. 310, 1st floor, room 105, neighborhood Nossa Senhora das Graças, Zip Code 69.053-100, hereby represented in the form of its Articles of Incorporation (“PDB”), and

KEYTRADE FERTILIZANTES BRASIL LTDA, a limited liability company registered in the National Register of Legal Entities of the Ministry of Economy - CNPJ/ME under number 35.555.641/0001-97, a company headquartered in the city of São Paulo, Rua Casa do Ator 1.117, Sala 153, Vila Olimpia, Zip Code 04.546-004, hereby represented in the form of its Articles of Incorporation “KEYTRADE”.

BRAZIL POTASH CORP., a company duly organized and existing under the laws of Canada, with registered address at 198 Davenport Road, Toronto, Ontario, M5R 1J2, Canada (“GRO”); and KEYTRADE AG, a company duly organized and existing under the laws of Switzerland, with registered address at Zürcherstrasse 68, 8800 Thalwil, Switzerland (“Keytrade AG”).

Each of GRO and Keytrade AG joins this instrument exclusively to provide support as contemplated in Clause 5.3 and/or under separate guarantee instruments, and does not assume, and is not responsible for, any take-or-pay, supply, delivery or other operational obligations set forth herein. For the avoidance of doubt, references to “PARTIES” or “PARTY” in this Agreement refer only to PDB and KEYTRADE, unless expressly stated otherwise

PdB and KEYTRADE when jointly designated, hereinafter “PARTIES” and, when individually and indistinctly designated, hereinafter “PARTY”.

WHEREAS:

I.

PDB is developing a Potassium mine in the municipality of Autazes, AM (PROJECT) with a mineral reserve with production capacity presented in its PAE—Economic Use Plan of up to 2,200,000 annual tonnes of Potassium Chloride—MOP 95 (PRODUCT);

II.

PDB’s commercial strategy includes contracting, from now on, commitments to commercialize the PRODUCT in the TAKE OR PAY (TOP) modality between PDB and companies that consume / commercialize the said PRODUCT in the national market, considering the Annual Commercialization Policy of PDB to be presented to the Company KEYTRADE at the beginning of the “Initial Confirmation” of the Project, CLAUSE FOUR—item 4.1.

III.

KEYTRADE through its various offices around the globe, is involved in the trading, distribution and logistics of all three nutrient fertilizers: Nitrogen, Phosphate and Potash since 1997. In Brazil, it trades and distributes fertilizers to all the blending community from north to south of the country, and is interested in committing itself to acquiring the PRODUCT in the TOP modality, provided that certain conditions negotiated by mutual agreement and in good faith between the PARTIES; and

IV.

The PARTIES wish to regulate the obligations of acquisition, in the condition of TOP, by Company KEYTRADE and the obligation of sale, by PDB, of the equivalent of up to 37% (thirty seven percent) of the total produced annually by PDB, up to the limit of 814,000 (eight hundred and fourteen thousand) metric tonnes of PRODUCT per year, upon the execution of this commercial commitment. In this agreement, the term “per year” refers to full periods of twelve (12) months from January to December.

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The present Commercial Product Acquisition Commitment (“COMMITMENT”) is fair and agreed upon, which will be governed by the clauses and conditions set forth below, as follows:

1.	CLAUSE ONE – RECIPROCAL OBLIGATION OF PURCHASE AND SALE (“TAKE OR PAY”)

1.1.

Subject to compliance with the conditions established in this COMMITMENT, in particular (but not limited to) those provided for in items 3.1 and 4.1 below, KEYTRADE undertakes to purchase from PDB, and PDB undertakes to sell to KEYTRADE the amount corresponding to 30 to 37% of PDB’s Potash Production, limited to 814,000 (eight hundred and fourteen thousand) tonnes per year of PRODUCT, in the manner and frequency provided for in clause 1.1.3. PDB shall notify KEYTRADE in writing of the firm percentage amount no later than the earlier of (i) one (1) year from this Agreement’s execution date and (ii) the date on which Brazil Potash’s board of directors approves the Final Investment Decision to commence construction, and in any event prior to the commencement of construction. The acquisition will begin to occur when the Potash Production of PDB (“RAMP UP”) begins, always in the proportionality of 30% to 37%. By way of clarification, when production is “full”, which will take place after the conclusion of the RAMP UP, the estimated volume to be purchased will reach a maximum volume of up to 814,000 tonnes (eight hundred and fourteen thousand tons/year).

1.1.1.

As RAMP UP is understood as the stage from the beginning of Production to “full” Production, which is the moment when PDB has the condition of full production of the PRODUCT, the beginning of RAMP UP must be informed in writing by PDB to KEYTRADE, under the terms of Clause Four and may not exceed a period of up to 6 (six) years from the present date.

1.1.2.

Therefore, and in compliance with the terms of item 4.1., during the RAMP UP, KEYTRADE undertakes to acquire, as established in item 1.1.3 below, 30% to 37% of the Annual Potash Production limited to the amount of 814,000 (eight hundred and fourteen thousand) metric tonnes per year, and PDB undertakes to sell this same 30% to 37% of the Annual Potash Production.

1.1.3.

The PARTIES shall jointly define the Monthly PRODUCT Withdrawal Program by November 30th of the year preceding the year of withdrawal. The official monthly PRODUCT withdrawal amount will be confirmed with monthly order by the 25th day of each month prior to the month of withdrawal.

1.2.

The PARTIES acknowledge and agree that this COMMITMENT constitutes a usual obligation in the market, called “take or pay obligation”, whereby, once the conditions established in this COMMITMENT are fulfilled and compliance is maintained in each of the periods referred to in items 1.1 and 1.1.1 above, and 4.1 below, then: (a) KEYTRADE’s obligation to purchase the quantities of PRODUCT as per the Monthly Withdrawal Program above shall be immediately owed to PDB in respect of the corresponding month; and (b) the obligation to sell and deliver, by PDB to KEYTRADE, the quantities of PRODUCT provided for above shall be immediately owed to KEYTRADE in the time, volumes, specifications, quality and form established above.

1.2.1.

To ensure compliance with the provisions of item (b) of clause 1.2 above, PDB undertakes to always maintain a minimum stock of PRODUCT corresponding to 14 days of the Monthly Production provided for in 1.1.2 and KEYTRADE is allowed to periodically visit PDB’s production site to check the stock (“GUARANTEED STOCK”).

1.2.2.

Notwithstanding the obligations of 1.2.1., if, for any reason, the GUARANTEED STOCK is less than the volume of 2 sets of barges, PDB undertakes to immediately notify KEYTRADE, in addition to committing to adopt, together with KEYTRADE, all necessary measures to ensure the delivery or other solution, case by case, including the search and/or purchase of such products in the market, in order to make the timely delivery of the products to KEYTRADE, under the terms and conditions agreed in this Agreement.

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1.3.

Thus, observing these conditions, each year the PRODUCT volumes established in items 1.1.1 above will be considered as firm and mandatory volumes (“MANDATORY VOLUME”) by both PARTIES, for the purposes of this COMMITMENT, where is allowed a deviation of up to 10% (ten percent) to consider that one of the PARTIES has not complied with the obligations to buy/sell the PRODUCT.

2.	CLAUSE TWO - CALCULATION OF VOLUMES AND AMOUNTS OWED DUE TO DEFAULT BY ONE OF THE PARTIES.

2.1.

For the purpose of defining the Monthly Withdrawal Programs established in clause 1.1.3. and verification of compliance with the obligations by both PARTIES, they undertake to produce, on dates agreed upon by the PARTIES: (i) monthly performance meetings; (ii) quarterly performance meetings; and (iii) annual closing meetings, including the assessment of performance and the application of any penalties due to non-fulfilled obligations to purchase and/or sell PRODUCT.

2.2.

All meetings shall be based on the respective documents proving delivery/withdrawal and quality of the PRODUCT as provided for in Clause Three, and any discrepancies found by any of the PARTIES shall be pointed out and evaluated within fifteen (15) days of the meeting.

2.3.	For the purpose of evaluating the Monthly Withdrawal Programs, the capacity to maintain the GUARANTEED STOCK (1.2.1) by PDB will also be considered.

2.4.

Without prejudice to the other clauses and obligations established in this COMMITMENT, once the conditions set forth herein are observed, if well-known at the annual meeting that any of the PARTIES (Breaching Party) does not comply with the respective volumes committed for a given year, observed the margin of deviation mentioned in 1.3, then the innocent PARTY will be entitled to the receipt of a penalty in the amount corresponding to a percentage of average weighted price for the months in which the delivery or acquisition commitments resulted in this breachof the PRODUCT multiplied by the MANDATORY VOLUME quantities not sold and/or not delivered by PDB or not acquired by KEYTRADE, as the case may be, to be agreed between the PARTIES.

2.4.1.

The penalties amounts that are uncontroversial, that is, in relation to which the PARTIES do not present any objection, will be paid by the debtor party within a period of up to fifteen (15) days from the respective meeting appointed in item 2.3, being this present COMMITMENT as an extrajudicial enforceable instrument, and the Innocent party may adopt all relevant judicial and extrajudicial measures to receive its credit.

2.4.2.

On the other hand, any controversial amounts must be subject to negotiation between the PARTIES, in good faith, seeking to resolve the conflict within thirty (30) days from the date of the meeting mentioned above.

2.4.3.

To the amounts to be paid by the defaulting party as a result of the fine for the take or pay obligation agreed herein must be added all taxes, fees, and contributions levied on the payment due so that the innocent party receives said net amounts of any taxes and discounts of any nature.

3.	CLAUSE THREE – PRODUCT SPECIFICATIONS AND DELIVERY CONDITIONS

3.1.

Product Specification: - The PRODUCT will have the characteristics, specification, and physical-chemical composition set out in “ANNEX I” to this COMMITMENT, thus presenting similar quality to top-of-the-line imported products widely used in the domestic market.

3.1.1.

PDB undertakes to supply the PRODUCT under the conditions according to the chemical and granulometric composition (ANNEX I) and according to the terms of the records made at the Ministry of Agriculture, considering the tolerances provided for in the legislation.

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3.1.2.

The PRODUCT specification will be certified in the PDB Production phase, at origin, by a technical report (“REPORT”) issued by a duly qualified technician responsible, verified in the PDB laboratories, which must be duly certified by Technical Standards and approved by the Brazilian authorities, running all costs on behalf of PDB. At each delivery, PDB must provide a sample of the PRODUCT so that KEYTRADE can make a counterproof of the characteristics of the PRODUCT delivered.

3.1.2.1.	If the counterproof carried out by KEYTRADE points out divergences in relation to the REPORT issued by PDB, the procedures described in 3.3.1 and the following must be observed.

3.1.3.

Failure to comply with the characteristics, specifications and physicochemical and granulometric composition provided for in ANNEX I will be considered non-compliance with the PDB, for the purposes of this COMMITMENT.

3.2.

Product Delivery: The PRODUCT will be delivered DAP KEYTRADE warehouse Miritituba, PA or DAP KEYTRADE warehouse Porto Velho RO, considering that PDB has already entered into an agreement for river transport to these two locations for 100% of its production. The detailed operational rules for the delivery of the PRODUCT, including weight, grade, time, and other necessary points, shall be defined in the operational procedure to be created in accordance with Clause 3.3.1. By mutual agreement between the PARTIES, the place of delivery and operational procedures may be adjusted as necessary.

3.2.1.

KEYTRADE undertakes to keep its registration in the PDB duly updated, as well as to maintain the guarantees eventually provided in favor of PDB, to be defined in common agreement with KEYTRADE, valid and in force during the term of the Agreement.

3.2.2.	Likewise, PDB undertakes to maintain the performance guarantees with KEYTRADE, as defined in mutual agreement between the PARTIES, valid and in force during the term of the Agreement.

3.2.3.

In the event of a reduction in the guarantees, the respective PARTY that provided them shall settle the guarantees provided upon request of the other PARTY. KEYTRADE, at its sole discretion and upon prior notice to PDB, may not purchase the PRODUCT if such guarantees are not current or are not in accordance with the terms of this Agreement. Likewise, PDB may refuse to make any sale or delivery of PRODUCT in the event that the guarantees provided by KEYTRADE are not in accordance with the terms of this Agreement.

3.3.	The PRODUCT will be delivered and billed for the quantities determined or measured at PDB Installations or at Warehouses designated by PDB.

3.3.1.

KEYTRADE and PDB will create an operational procedure to define all rules regarding the delivery of the PRODUCT and to establish all rules for the measurement of weight, grade, time, and other necessary points one year prior to the date of commencement of commercial operations of the PROJECT and can be revised anytime by agreement between the PARTIES.

3.3.2.

If KEYTRADE finds any divergence in the PRODUCT removed by it, considering the specification mentioned above in items 3.1 and 3.1.2.1, such divergence must be the subject of a formal complaint to PDB, to be carried out by means of a written notification delivered to PDB, within a maximum period of fifteen (15) days, counted from the date of delivery of the PRODUCT to the destination of KEYTRADE.

3.3.2.1.	Upon verification of said divergence through inspection and sampling, the PARTIES will make the appropriate adjustments.

3.3.2.2.	If hiring independent inspectors is necessary to resolve any differences between the PARTIES, the PARTY, without reason, must pay the respective costs.

3.3.2.3.

The PRODUCT delivered by PDB, outside its specifications, which is not the subject of a claim within the said period, or which is effectively processed by the KEYTRADE, will not give rise to any claims, price reductions, or indemnities of any nature.

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3.3.2.4.

PDB will not be responsible for using the PRODUCT, considering that the PRODUCT must be inspected and, if rejected, upon receipt by the Customer within a period of up to fifteen (15) days after receipt of the PRODUCT.

3.4.

PDB hereby declares that, during the term of this Agreement, it will treat all its customers on a non-discriminatory basis in comparable circumstances, subject to the specific contractual and commercial terms agreed with each of them.

4.	CLAUSE FOUR - INITIAL CONFIRMATION

4.1.	PDB is obliged to confirm to KEYTRADE the date of commencement of commercial operations of the PROJECT.

4.1.1.

Said CONFIRMATION must be provided in writing at least one (1) year before the scheduled date for the start of PROJECT activities and commercial operations. In the event that the CONFIRMATION is given after 72 (seventy-two) months have passed since the signing of this agreement, KEYTRADE may decline this Agreement without any imputation of penalties or any burden to the PARTIES.

4.1.2.	In the event of such CONFIRMATION, the provisions of this Agreement shall be applied.

5.	CLAUSE FIVE – PRODUCT PRICE AND PAYMENT TERMS

5.1.	Provisional Product Price: The provisional price of the PRODUCT will be determined in accordance with Annex II of this Agreement.

5.2.

All taxes (taxes, fees, fiscal and parafiscal contributions) and any fees arising, directly or indirectly, from this Agreement or its execution will be the sole responsibility of the party obliged to pay them, as defined by the tax legislation, not giving that PARTY the right to any reimbursement by the other PARTY, whatever the title.

5.2.1.	In the event of a change in the tax burden that impacts the prices charged, the PARTIES may renegotiate the prices by means of an Amendment by mutual agreement.

5.3.

Pre-Payment Condition: KEYTRADE will pay the Provisional Product Price for the PRODUCT in advance, creating a credit of PRODUCT withdrawal on the day of the order. If KEYTRADE has its credit approved by PDB in accordance with the Credit Policy to be provided by PDB or presents an irrevocable standby letter of credit (SBLC) issued by a bank ranked among S&P’s Top 100 (or rated at least A-) and subject to ISP98 or URDG 758, with Keytrade AG as applicant (or backed by an irrevocable payment guarantee from Keytrade AG) and available at sight, KEYTRADE may have its billings in the term condition within the number of the days specified at the order; provided, however, that in all cases the Provisional Product Price must be paid prior to the commencement of barge loading, and PDB shall not commence barge loading absent prior receipt of such payment. The SBLC shall be maintained and, if drawn, replenished until full payment; failure to establish or maintain the SBLC entitles PDB to suspend loading and/or exercise remedies under Clause 7.

5.3.1.	Term invoicing shall be subject to the due financial charges agreed upon between the PARTIES in writing.

5.3.2.	The above conditions may be changed if economic conditions so determine, at which time the competent Amendment shall be entered into between the PARTIES.

5.4.	Final Product Price: The final product price will be [***].

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5.5.

Month End Revenue Reconciliation: At the end of each calendar month, KEYTRADE is to determine the Month End Revenue Reconciliation by taking the weighted average Final Product Price minus all expenses and costs associated with the tonnage of PRODUCT sold within the month calculated on a per-tonne basis (including, but not limited to warehousing costs, interest costs (purchase and sale), transportation costs, credit insurance charge, etc.), minus the corresponding weighted average Provisional Product Price for the tonnage of PRODUCT sold within the month, minus KEYTRADE’s Marketing Fee of $[***], and then multiply the resultant by the total tonnage of PRODUCT sold within the month. If the Month End Revenue Reconciliation amount is positive, KEYTRADE is to pay this amount to PDB. If the Month End Revenue Reconciliation amount is negative, PDB is to pay this amount to KEYTRADE. Annex III contains an example of such a Month End Revenue Reconciliation.

5.6.

KEYTRADE profit share: At the end of each calendar month, for every PRODUCT sale, KEYTRADE will calculate the Final Product Price minus all expenses and costs associated with the tonnage of PRODUCT sold within the month calculated on a per-tonne basis (including, but not limited to warehousing costs, interest costs (purchase and sale), transportation costs, credit insurance charge, etc.), minus KEYTRADE’s Marketing Fee of $[***], minus [***] and then multiply the resultant by the quantity of PRODUCT sold. [***]

5.7.

During the Term of this Agreement and for a period of sixty (60) days after every calendar month, PDB shall have the right, at its sole cost and expense, to audit Keytrade’s books, records, and accounts directly related to the Month End Revenue Reconciliation. Such audit shall be conducted to verify the accuracy of pricing, volumes, quality specifications, and compliance with the terms of this Agreement.

5.7.1.

PDB shall provide Keytrade with at least ten (10) business days’ prior written notice of its intent to conduct an audit. The audit shall be performed by an independent, reputable accounting firm selected by PDB and reasonably acceptable to Keytrade, acting reasonably, during regular business hours and in a manner that minimizes disruption to Keytrade’s operations.

5.7.2.

The scope of the audit shall be limited to records pertaining to the Month End Revenue Reconciliation, Final Product Pricing, Provisional Product Pricing, costs and Marketing Fee under this Agreement, including but not limited to shipment records, invoices sent to buyers and bank records.

5.7.3.

If the audit reveals discrepancies in excess of 5% of the applicable metrics, Keytrade shall reimburse PDB for the reasonable costs of the audit, and the parties shall promptly resolve any identified discrepancies in accordance with the terms of this Agreement.

5.7.4.	All information obtained during the audit shall be treated as confidential and subject to the confidentiality provisions of this Agreement.

5.7.5.	PDB may conduct such audits no more than twice per calendar year, unless material discrepancies are identified, in which case PDB may conduct additional audits to verify corrective actions.

6.	CLAUSE SIX – INCREASE OF VOLUMES

6.1.

PDB will evaluate the possibility of increasing the annual quantity of PRODUCT provided for in items 1.1 and 1.1.1 above, at its sole discretion, at the request of KEYTRADE, considering the other commercial commitments already assumed by KEYTRADE before the exercise of said option, effective for the corresponding period and PDB has PRODUCT availability.

6.2.

If PDB agrees with the increase in volume, item 6.1 above, the additional quantities of PRODUCT will be automatically incorporated into the FIRM VOLUMES established in items 1.1 and 1.1.1 above, and KEYTRADE will be obliged to acquire, and PDB automatically obliged to sell, said additional quantities of PRODUCT for the same prices and under the same conditions established in this COMMITMENT, without prejudice to the other obligations assumed by the PARTIES under this instrument.

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6.2.1.	Being certain that, upon verification of the default of any of the PARTIES in complying with these obligations, the same “take or pay” penalties, according to this COMMITMENT.

7.	CLAUSE SEVEN—TERM AND TERMINATION

7.1.

This COMMITMENT is signed by the PARTIES on an irrevocable and irreversible basis, being certain that the obligations established therein will be in force as of this date and will remain fully valid, in force, and payable for the period of ten (10) years, starting from the Production RAMP UP period, that may be extended by Amendment agreed between the PARTIES.

7.1.1.	The PARTIES also establish that, due to its irrevocable and irreversible nature, this COMMITMENT cannot be terminated before its final term, except in the cases expressly provided for herein.

7.2.	Motivated Termination: Even considering the irrevocable and irreversible nature of this COMMITMENT, it may be terminated by sending a prior notice fifteen (15) days only in the following cases:

(a)	by any of the PARTIES in the event of filing for bankruptcy, judicial or extrajudicial recovery, or insolvency of a PARTY;

(b)	By KEYTRADE, pursuant to item 4.1.1., of Clause Four above;

(c)	By any of the PARTIES, in the event of a breach of contract not regularized within the period provided for in this clause;

7.2.1.

Due to the irrevocable and irreversible nature of this COMMITMENT, any other event of default other than those established in this clause shall not create the right for any of the PARTIES to terminate this instrument.

7.3.

In any of the cases of termination, KEYTRADE undertakes to acquire, and PDB undertakes to supply the PRODUCT subject to the monthly orders already placed, confirmed and accepted by the PARTIES in the manner provided for in clause 1.1.3, and any future schedules will be automatically canceled, ceasing to produce any effect between the PARTIES.

8.	CLAUSE EIGHT – INDEMNIFICATION

8.1.

The PARTIES hereby acknowledge and accept that, in the event of a breach of any of the clauses of this Agreement, the breaching party shall be subject to repair and pay the direct damages suffered by the innocent party for said breach, provided that they are duly proven, without prejudice to the other sanctions and/or penalties provided for in this Agreement and in current law, of a civil and/or criminal nature. Neither PARTY shall be liable for any damages incurred by the other PARTY which are attributable to loss of profits or revenues (loss of profits) subject to the provisions of 8.1.1. below.

8.1.1.

In addition to the provisions of 8.1: (i) if the breach is that PDB does not deliver, in whole or in part, the PRODUCT under the conditions and terms agreed in this Agreement to facilitate KEYTRADE can comply with its supplies, PDB shall bear all amounts spent by KEYTRADE for the acquisition of the PRODUCT in the market, to replace what was not delivered, as well as bear any amount, penalty or any other burden imputed to KEYTRADE due to such non-compliance or PDB will replace the PRODUCT from a third part to KEYTRADE as explained in operational procedure mentioned in item 3.3.1; and (ii) if the infraction is that KEYTRADE does not withdraw, in whole or in part, the products under the conditions and terms agreed in this Agreement so that PDB can support the Inventories of the volumes of PRODUCT not withdrawn, KEYTRADE shall bear all the amounts spent by PDB to equate the storage capacity exceeded due to non-compliance with this Agreement.

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8.1.2.

In the event that PDB, for any reason whatsoever, cannot or can no longer supply the Product, PDB shall cause such third party (whether affiliated to PDB or not) who is or will become the supplier of the Product to assume PDB’s rights and responsibilities under this Agreement and KEYTRADE’s rights and responsibilities under the agreements KEYTRADE concluded with third parties to comply with the COMMITMENT under this Agreement (e.g. warehousing, stevedoring and similar agreements). If PDB fails to cause such third party to assume PDB’s rights and responsibilities under this Agreement and KEYTRADE’s rights and responsibilities under the agreements KEYTRADE concluded with third parties to comply with the COMMITMENT under this Agreement (e.g. warehouses, stevedoring and similar agreements), this Agreement shall automatically terminate as per the date on which PDB ceases to be able to market the Product and PDB shall compensate KEYTRADE as follows:

8.1.2.1.

In case PDB desists, cancels, discontinues or simply abandons this project between the moment this Agreement is signed until 12 months prior to the start of the RAMP-UP, PDB will pay KEYTRADE all their expenses and investments pertaining to this COMMITMENT plus 13%, as long as KEYTRADE has presented in advance all expenses and investment plans pertaining to this COMMITMENT and PDB has approved them.

8.1.2.2.	In any other case (e.g. if PDB sells the project to a third party (whether affiliated to PDB or not) and such third party does not want to maintain KEYTRADE as its commercial off taker),

8.1.2.2.1.	PDB will pay KEYTRADE a lumpsum of USD [***]. The period for this to occur comprises from the moment this Agreement is signed until the completion of RAMP UP.

8.1.2.2.2.	PDB will pay KEYTRADE a lumpsum of USD [***]. The period for this to occur comprises from completion of RAMP UP until 3 years later.

8.1.2.2.3.	as from 3 years after completion of RAMP UP, there will be no compensations for KEYTRADE.

8.1.3

Exclusively in the circumstance described in Clause 8.1.2.2, where a third-party purchaser of the Project elects to maintain KEYTRADE as commercial off-taker under this Agreement and KEYTRADE elects not to continue under this Agreement without cause attributable to PDB, this Agreement shall automatically terminate as of the date on which KEYTRADE so elects and KEYTRADE shall pay to PDB USD [***] as liquidated damages.

8.1.4

For the avoidance of doubt, this Clause 8.1.3 shall not apply to, nor limit, KEYTRADE’s liability in connection with any failure to withdraw PRODUCT, cancellation for convenience or refusal to pick up cargos, which shall remain fully subject to the take-or-pay obligations and indemnification regime set forth in Clauses 1.2, 2 and 8.1.1(ii), with any disputed amounts to be determined by the competent court pursuant to Clause 11.2.

8.2

The compensation provided for in Clauses 8.1.2 and 8.1.3 of this Agreement shall be considered liquidated damages solely for the specific events expressly described therein. In all other cases, the general indemnification regime of Clause 8.1 (and its subitems) shall apply.

8.3

The penalties provided for in Clause Two of this Agreement are non-compensatory in nature so that their payment does not exempt the breaching party from indemnifying the innocent party under the terms of this Clause.

9	CLAUSE NINE – INTEGRITY AND ANTI-CORRUPTION LAWS

9.1

The PARTIES declare to be aware that the anti-corruption LAWS (Ordinary Law 12.846/2013 of the Federative Republic of Brazil, United Kingdom Bribery Act, with Canada’s Corruption of Foreign Public Officials Act and with the United States Foreign Corrupt Practices Act—FCPA, among others), find it unlawful: (a) to offer, pay, promise or authorize the payment of any amount, gift or anything of value, including, but not limited to gifts, entertainment, benefits or any benefit, directly or indirectly, to agent public, or third parties related to it; (b) finance, fund, sponsor or in any way subsidize the practice of the aforementioned acts; (c) use an intermediary individual or legal entity to hide or disguise its real interests or the identity of the beneficiaries of the aforementioned acts; and (d) hinder the investigation or inspection activity of public bodies, entities or agents, or intervene in their performance, including within the scope of regulatory agencies and supervisory bodies of the national financial system.

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9.2

Without prejudice to the other clauses, conditions, obligations, and penalties established in this COMMITMENT, in the event of an effective violation of the anti-corruption LAWS, the infringing PARTY will be responsible for reimbursement of all possible losses and damages, direct and indirect (including – but not limited to, image damage) caused to the innocent PARTY and/or third parties.

10	CLAUSE TEN – ASSIGNMENT OR TRANSFER

10.1

PDB is hereby authorized by KEYTRADE to assign, transfer, pledge, or guarantee (“ASSIGN”), in whole or in part, the future rights to receive the PRICE to national or foreign financial institutions for the purpose of structuring necessary financial operations to the implementation of the PROJECT.

11	CLAUSE ELEVEN – APPLICABLE LAW AND FORUM OF ELECTION

11.1	This COMMITMENT will be governed by and interpreted in accordance with the laws of the Federative Republic of Brazil.

11.2

The PARTIES, by common and reciprocal agreement, elect the jurisdiction of the Judicial District of Manaus/Amazonas as the only competent one to know and resolve any doubts or disputes arising from the interpretation and execution of any of the clauses, conditions, rights and obligations established in this COMMITMENT and in any documents related thereto, with express waiver of any other.

12	CLAUSE TWELVE – CONFIDENTIALITY AND PUBLICITY

12.1

The PARTIES undertake to maintain confidentiality and not to disclose or make public the terms and conditions of this COMMITMENT and any related documents and covenants for a period of three (3) years after the termination of this COMMITMENT, for any reason, without the prior consent of the other PARTY, except for any information that (a) is or will become public domain without breaching the obligation of secrecy referred to in this clause; (b) it was already known to the PARTY receiving the information at the time of such disclosure by the other PARTY; or (c) has been lawfully received, by any of the PARTIES, from third parties who are not subject to any obligation of secrecy towards the other PARTY.

For clarity purposes, in any IPO events, share offerings, capital market operations, fundraising, and any other similar events where a PARTY intends to disclose any information of this COMMITMENT (including its existence) to any third party, including any government authorities, said PARTY shall not need to obtain the prior consent of the other PARTY in relation to such disclosure but shall submit the material and information to be disclosed to the other PARTY at least ten (10) days in advance at the date of disclosure.

12.2

Notwithstanding the provisions of this Clause 12, the PARTIES agree that they may not make announcements or disclosures aimed at the general public and third parties, including customers and/or suppliers, in relation to the operations that are the subject of this COMMITMENT (and the COMMITMENT itself), obliging themselves request the approval of the other PARTY of the content of the materials intended for disclosures dealt with herein.

13	CLAUSE THIRTEEN – ACT OF GOD AND FORCE MAJEURE

13.1

Without prejudice to the provisions of this agreement, the enforceability of this Agreement may be suspended in the event that a PARTY is prevented from fulfilling the obligations set forth herein, due to acts of God or force majeure, as provided for in article 393 of Law No. 10.406/2002 (Brazilian Civil Code). It is noted, however, that this suspension will last only for the period in which the effects of such events prevent the fulfillment of the aforementioned obligations.

13.2

In the event of the occurrence of events with the characteristics described above, the Party, unable to fulfill its obligations, shall notify the other PARTY in writing as soon as possible, but within a period not exceeding five (5) business days after said occurrence. In the absence of timely notice to that effect, the PARTY will lose the benefit of the temporary suspension of obligations set forth in this Agreement.

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13.3

If the situation of Force Majeure prevents PDB from producing Product and continues for more than sixty (60) consecutive days, all “take or pay” obligations and related penalties under this Agreement shall be suspended for the duration of the event; if that event persists uninterrupted for twelve (12) consecutive months, either Party may terminate this Agreement upon fifteen (15) days’ prior written notice to the other Party, without liability for termination penalties or further obligations.

14	CLAUSE FOURTEEN – FINAL PROVISIONS

14.1

Notifications and Communications. All notifications, communications, requests, and other notices provided from PARTY to PARTY under the terms of this COMMITMENT shall be made in writing and sent by email or by registered or registered letter to the following addresses:

If for PDB:

Rebeca Larrat

Address: 310 Rio Iça Street, Room 105, Nossa Senhora das Graças, ZIP Code 69053-100, Manaus, Amazonas, Brazil.

E-mail: rebeca.larrat@potassiodobrasil.com.br

If for KEYTRADE:

Mr. Anthony Francis Bruce Jezzi

Address: Rua Casa do Ator 1.117, Sala 153, Vila Olímpia, São Paulo, SP, 04546-004, Brazil

E-mail: Anthony.jezzi@keytrade.ch

14.2

Full Commitment, Irrevocability, and Irreversibility. This COMMITMENT constitutes the entire agreement between the PARTIES with regard to its purpose, replacing any and all prior agreements and understandings between the PARTIES, verbal or in writing. This COMMITMENT and the obligations established therein are contracted on an irrevocable and irreversible basis, thus not involving any type of regret, rescission, or cancellation, except for the cases of termination expressly established therein.

14.3

Liberality. If one of the PARTIES tolerates any infringement in relation to any provision of this COMMITMENT (and/or any other documents related thereto), or fails to demand compliance with any term or condition established herein, it does not mean that it has released the other PARTY of the obligations assumed and that the breached provision has not been considered as canceled, this mere act of liberality not constituting a novation of the clauses of this COMMITMENT, nor affecting its rights, which may be exercised at any time.

14.4

Amendments. Any amendment to this COMMITMENT will be valid only through a written instrument duly signed by the PARTIES, which will become an integral part of this COMMITMENT for all purposes and effects.

14.5

Electronic Signatures. The PARTIES expressly consent, authorize, accept, and recognize as valid any form of proof of authorship by the PARTIES’ signatories to this instrument and witnesses through their respective digital signatures obtained through electronic certificates, even if they are electronic certificates not issued by the Infrastructure of Brazilian Public Keys ICP-Brasil pursuant to Article 10, §2 of Provisional Measure 2.200-2 of August 24, 2001 and, thus, recognize and admit, irrevocably and irreversibly, that said signatures are considered by them to be valid and true, being certain that such certificates will be sufficient for the veracity, authenticity, integrity, validity and effectiveness of this COMMITMENT.

And in witness whereof, the PARTIES sign this COMMITMENT together with two witnesses for all purposes and effects of law.

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POTÁSSIO DO BRASIL LTDA.	KEYTRADE FERTILIZANTES BRASIL LTDA.
Name Position	Name Position

Witnesses:

Name: CPF: E-mail:	Name: CPF: e-mail:

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ANEXO I (ANNEX I)

ESPECIFICAÇÕES DO PRODUTO (PRODUCT SPECIFICATION

Product Reference Sheet

Source: Autazes, Amazonas, Brazil

Product: Potassium Chloride, KCI, Potash, MOP

Guarantee Chemical Specification (1)

Component	Typical (%)	Min (%)	Max (%)
KCI	95.50	95.00
NaCI	4.12		5.00
CaSO4	0.01
K2SO4	0.00
MgSO4	0.05
Na2SO4	0.04
MgCI2	0.00
Insoluble	0.14		0.22
H2O	0.20		0.50

Typical Particle Size Distribution (1)

Opening	Value	Range
6.0 mm	%	0 - 5
4.0 mm	%	20 - 40
2.8 mm	%	40 - 70
2.36 mm	%	65 - 85
2.0 mm	%	85 - 98
1.7 mm	%	95 -100

Physical Properties

Bulk Density(2)	Kg/m	[3]	1.04 - 1.20
Angle of Repose(1)	Degrees		32	°
Size Guide Number (SGN) (1)			262
Color (1)			Pink

Notes:
1.	Source: Bench Scale Test work
2.	Source: Estimated

MANAUS – Rua Rio Içá, n0 310, Sala 105, Nossa Senhora das Graças, CEP: 69053-100 – Manaus/AM

AUTAZES – Rua Coronel Soares n0 595, Olinda, CEP 69.240-000 – Autazes/AM

BELO HORIZONTE – Av. Afonso Pena n0 3130, Sala 701, Funcionários, CEP: 30130-009 – Belo Horizonte/MG

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ANEXO II (ANNEX II)

PREÇO PROVISÓRIO DO PRODUTO (PROVISIONAL PRODUCT PRICE)

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ANEXO III (ANNEX III)

CÁLCULO DAS CLÁUSULAS 5.5 E 5.6 (CALCULATION OF CLAUSES 5.5 AND 5.6)

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